Exhibit 26 (h) i. c. c1. i.

AMENDMENT TO PARTICIAPITON AGREEMENT

Pursuant to the Participation Agreement, made and entered into as of the 4th day of September, 1998, by and among MFS® Variable Insurance Trustsm, Massachusetts Mutual Life Insurance Company, and Massachusetts Financial Services Company, the parties hereby agree to amend Schedule A as attached hereto.

IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to the Participation Agreement to be executed in its name and on its behalf by its duly authorized representative. The Amendment shall take effect on August 19, 1999.

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

By its authorized Officer

By:	/s/ Paul Adornato
Title:	Senior Vice President

MFS VARIABLE INSURANCE TRUST, on behalf of the Portfolios

By its authorized officer and not individually,

By:	/s/ Jeffrey L. Shames
Jeffrey L. Shames
Chairman

MASSACHUSETTS FINANCIAL SERVICES COMPANY

By its authorized officer,

By:	/s/ Jeffrey L. Shames
Jeffrey L. Shames
Chairman and Chief Executive Officer

32335

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As of August 19, 1999

SCHEDULE A

ACCOUNTS, POLICIES AND PORTFOIOS

SUBJECT TO THE PARTICIPATION AGREEMENT

Name of Separate Account and Date Established by Board of Directors	Policies Funded By Separate Account	Portfolio Applicable to Policies
Massachusetts Mutual Variable Life Separate Account I	SL10, SL9, GVUL Panorama Premier Panorama Passage	MFS New Discovery Series MFS Emerging Growth Series MFS Research Series MFS Growth with Income Series

32335

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AMENDMENT NO 2 TO PARTICIAPITON AGREEMENT

Pursuant to the Participation Agreement, made and entered into as of the 4th day of September, 1998, and as amended on August 19, 1999, by and among MFS Variable Insurance Trust, Massachusetts Mutual Life Insurance Company, and Massachusetts Financial Services Company, the parties hereby agree to amend Paragraph 5.4 as follows:

5.4 MFS will quarterly reimburse the Company certain of the administrative costs and expenses incurred by the company as a result of operations necessitated by the beneficial ownership by Policy owners of shares of the Portfolios of the Trust, equal to     % of the aggregate net assets of the Trust up to $            attributable to variable life or variable annuity contracts offered by the Company. In no event shall such fee be paid by the Trust, its shareholders or by the Policy holders.

IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to the Participation Agreement to be executed in its name and on its behalf by its duly authorized representative. The Amendment shall take effect on April 1, 2000.

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

By its authorized Officer

By:	/s/ Vernon Meyer
Title:	Vice President

MFS VARIABLE INSURANCE TRUST, on behalf of the Portfolios

By its authorized officer and not individually,

By:	/s/ Jeffrey L. Shames
Jeffrey L. Shames
Chairman

MASSACHUSETTS FINANCIAL SERVICES COMPANY

By its authorized officer,

By:	/s/ Jeffrey L. Shames
Jeffrey L. Shames
Chairman and Chief Executive Officer

32335

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AMENDMENT NO 3 TO PARTICIAPITON AGREEMENT

Pursuant to the Participation Agreement, made and entered into as of the 4th day of September, 1998, and as amended on August 19, 1999 and April 1, 2000, by and among MFS Variable Insurance Trust, Massachusetts Mutual Life Insurance Company, and Massachusetts Financial Services Company, the parties hereby agree to amend Paragraph 5.4 as follows:

5.4 MFS will quarterly reimburse the Company certain of the administrative costs and expenses incurred by the company as a result of operations necessitated by the beneficial ownership by Policy owners of shares of the Portfolios of the Trust, equal to         % of the aggregate net assets of the Trust attributable to variable life or variable annuity contracts offered by the Company. In no event shall such fee be paid by the Trust, its shareholders or by the Policy holders.

IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to the Participation Agreement to be executed in its name and on its behalf by its duly authorized representative. The Amendment shall take effect on November 17, 2000.

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

By its authorized Officer

By:	/s/ Vernon Meyer
Title:	Vice President

MFS VARIABLE INSURANCE TRUST, on behalf of the Portfolios

By its authorized officer and not individually,

By:	/s. James R. ordewick, Jr.
James R. Bordewick, Jr.
Assistant Secretary

MASSACHUSETTS FINANCIAL SERVICES COMPANY

By its authorized officer,

By:	/s/ Jeffrey L. Shames
Jeffrey L. Shames
Chairman and Chief Executive Officer

32335

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AMENDMENT NO 4 TO PARTICIAPITON AGREEMENT

Pursuant to the Participation Agreement, made and entered into as of the 4th day of September, 1998, and as amended on August 19, 1999, April 1, 2000 and November 17, 2000, by and among MFS® Variable Insurance Trustsm, Massachusetts Mutual Life Insurance Company, and Massachusetts Financial Services Company, the parties hereby agree to amend Schedule A as attached hereto.

IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to the Participation Agreement to be executed in its name and on its behalf by its duly authorized representative. The Amendment shall take effect on November 16, 2001.

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

By its authorized Officer

By:	/s/ Vernon Meyer
Title:	Vice President

MFS VARIABLE INSURANCE TRUST, on behalf of the Portfolios

By its authorized officer and not individually,

By:	/s. James R. ordewick, Jr.
James R. Bordewick, Jr.
Assistant Secretary

MASSACHUSETTS FINANCIAL SERVICES COMPANY

By its authorized officer,

By:	/s/ Arnold D. Scott
Arnold D. Scott
Senior Executive Vice President

32335

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As of August 19, 1999

SCHEDULE A

ACCOUNTS, POLICIES AND PORTFOIOS

SUBJECT TO THE PARTICIPATION AGREEMENT

Name of Separate Account and Date Established by Board of Directors	Policies Funded By Separate Account	Portfolio Applicable to Policies
Massachusetts Mutual Variable Life Separate Account I Massachusetts Variable Life Separate Account 4	SL10, SL9, GVUL Panorama Premier Panorama Passage	MFS New Discovery Series MFS Emerging Growth Series MFS Research Series MFS Growth with Income Series

32335

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AMENDMENT NO. 5 TO PARTICIPATION AGREEMENT

Pursuant to the Participation Agreement, made and entered into as of the 4th day of September, 1998, and as amended on August 19, 1999 and April 1, 2000, November 17, 2000 and November 16, 2001, by and among MFS® Variable Insurance Trustsm, Massachusetts Mutual Life Insurance Company and Massachusetts Financial Services Company, the parties do hereby agree to amend Schedule A as attached hereto:

IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to the Participation Agreement to be executed in its name and on its behalf by its duly authorized representative. The Amendment shall take effect on May 1, 2003.

MASSACHUSETTS MUTUAL LIFE
INSURANCE COMPANY

By its authorized officer,

By:	/s/ David O’Leary
Title:	SVP

MFS VARIABLE INSURANCE TRUST,
On behalf of the Portfolios

By its authorized officer,

By:	/s/ James R. Bordewick, Jr.
James R. Bordewick, Jr.
Assistant Secretary

MASSACHUSETTS FINANCIAL SERVICES
COMPANY

By its authorized officer,

By:	/s/ Stephen E. Cavan
Stephen E. Cavan
Senior Vice President

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As of May 1, 2003

SCHEDULE A

ACCOUNTS, POLICIES AND PORTFOLIOS

SUBJECT TO THE PARTICIPATION AGREEMENT

Name of Separate Account and Date Established by Board of Directors	Policies Funded by Separate Account	Portfolios Applicable to Policies

Massachusetts Mutual Variable Life Separate Account I	SL10, SL9, GVUL	MFS New Discovery Series MFS Emerging Growth Series MFS Research Series

	VUL	MFS Investors Trust Series MFS New Discovery Series

	VUL II	MFS Investors Trust Series MFS New Discovery Series

	SVUL	MFS Investors Trust Series MFS New Discovery Series

	VUL Guard	MFS Investors Trust Series MFS New Discovery Series

Massachusetts Mutual Variable Life Separate Account 4	Panorama Premier Panorama Passage MassMutual Artistry MassMutual Transitions	MFS Investors Trust Series MFS New Discovery Series

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